 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7910 Main Street, 2nd Floor, Houma LA	70360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(985) 876-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

As previously announced on April 20, 2018 (the “Signing Date”), SEACOR Marine Holdings Inc. (the “Company”) entered into a subscription agreement with the purchasers named therein pursuant to which the Company agreed to sell 2,842,750 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) in a private placement exempt from the registration requirements of the Securities Act (the “Private Placement”). The Private Placement closed on April 26, 2018. In order to assist the Company in maintaining compliance with the Jones Act, in lieu of issuing 674,164 Shares to certain purchasers who are not U.S. citizens, the Company issued to them warrants to purchase 674,164 Shares exercisable at a purchase price of $0.01 per Share (the “Warrants”). The issuance of the Shares and Warrants in the Private Placement were made in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the closing of the Private Placement, the Company and the purchasers entered into a Registration Rights Agreement, dated April 26, 2018 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file a shelf registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-3 under the Securities Act no later than June 30, 2018 (such date, except as noted below, the “Mandatory Shelf Filing Date”) providing for registration and resale of the Shares and common stock issuable upon exercise of the Warrants (the “registrable securities”). If the Company is not eligible to file and use a Form S-3 to register resales by the Purchasers of registrable securities by the Mandatory Shelf Filing Date it is required to use its commercially reasonable efforts to file a Form S-1 under the Securities Act providing for registration and resale of the Shares and common stock issuable upon exercise of the Warrants by July 15, 2018 (which, in such cases, will be deemed the Mandatory Shelf Filing Date). Under the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date and keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all of the registrable securities covered by such Registration Statement have been sold and (B) the date on which all of the purchased shares cease to be registrable securities under the Registration Rights Agreement. The Registration Rights Agreement provides the Company with customary blackout rights and requires the Company to pay liquidating damages under certain circumstances if the registration is not filed or declared effective by specified dates.

BofA Merrill Lynch acted as lead placement agent in connection with the Private Placement.  DNB Markets, Inc. also acted as a placement agent in connection with the Private Placement.

On April 26, 2018 the Company issued a press release announcing closing of the Private Placement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The Shares and Warrants issued in the Private Placement were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. In determining that the issuance of the Shares and Warrants in the Private Placement qualified for the exemption from registration provided by Section 4(a)(2), the Company relied on the following facts: (i) all of the purchasers in the Private Placement were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock or the warrants and (iii) the investment intent of the purchasers.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Marine Holdings Inc. dated April 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2018

SEACOR Marine Holdings Inc.

By:	/s/ John Gellert
Name: John Gellert
Title: President and Chief Executive Officer